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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2003

TROY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24413 (Commission) File Number)	33-0807798 (I.R.S. Employer Identification No.)

2331 South Pullman Street
Santa Ana, California 92705
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 250-3280

Item 4. Changes in Registrant's Certifying Accountant.

        The Audit Committee of the Board of Directors of Troy Group, Inc. (the "Company"), approved, effective January 13, 2003, the dismissal of KPMG LLP ("KPMG") as the Company's independent auditors, which dismissal was ratified by the Company's Board of Directors. The Company is in the process of retaining new independent auditors and, in accordance with SEC rules, will file a Current Report on Form 8-K upon completion of the formal engagement of such new independent auditors.

        KPMG was engaged by the Company on July 5, 2002 and has not issued an opinion on the consolidated financial statements of the Company and its subsidiaries. The reports issued by the Company's then current independent auditors on its consolidated financial statements for the fiscal years ended November 30, 2001 and November 30, 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, scope or accounting principles.

  Disagreements or Reportable Events.

        During the period from July 5, 2002 through January 13, 2003, except as set forth in the paragraphs below, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

        On October 15, 2002, the Company issued a press release announcing that the filing of its Form 10-Q for the fiscal quarter ended August 31, 2002 would be delayed. The Company had conducted physical inventory counts and discovered certain inventory adjustments, that totaled approximately $1,500,000. The Company delayed the filing of its Form 10-Q for the fiscal quarter ended August 31, 2002 in order to give it sufficient time to review the causes of such inventory adjustments and to determine if any of the financial statements for prior periods would need to be restated.

        At the time of their dismissal, KPMG had not completed their review of the procedures and methodology used by the Company in its review of the inventory adjustments in order to determine the final amount of the adjustments and which prior periods would need to be restated. Because these adjustments may pertain to periods in which McGladrey & Pullen LLP ("McGladrey") served as the Company's independent auditors, the Company's procedures and methodology are also in the process of being reviewed by McGladrey. KPMG had previously advised the Company that the adjustments could have a material impact on the financial statements for the first and second quarters of fiscal 2002 and fiscal 2001. However, the Company has not yet made a determination regarding the final amount of the adjustments and which prior periods will need to be restated.

        KPMG had also expressed a concern regarding material weaknesses in the Company's inventory accounting controls. Since that time, the Company has implemented a number of corrective measures that it believes addresses these concerns.

        The Company has authorized KPMG to respond fully to any inquiries that may be raised by the Company's successor accountants regarding these matters.

        The Company provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of KPMG's letter, dated January 21, 2003, stating whether they agree with such disclosures.

        On January 21, 2003, the Company issued a press release entitled "Troy Changes Auditors," a copy of which is attached to this Report as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TROY GROUP, INC.
Dated: January 20, 2003	By:	/s/ PATRICK J. DIRK Patrick J. Dirk, Chairman & CEO

INDEX TO EXHIBITS

Exhibit No.	Description
16	Letter from KPMG LLP, dated January 21, 2003.
99.1	Press Release dated January 21, 2003.

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURES
INDEX TO EXHIBITS